For the six-month period ended March 31, 2002.
File number 811-3084
Prudential Small Company Fund, Inc.




SUB-ITEM 77D
Policies With Respect to Security Investment

Prudential Equity and Fixed-Income Mutual Funds
Supplement dated December 27, 2001.
In this Supplement, each investment portfolio to which this Supplement relates is referred to as a "Fund."
Effective January 15, 2002, each Fund is changing the time at which it calculates its net asset value per share (NAV) from 4:15 p.m.
New York time to the
close of regular trading on the New York Stock Exchange (NYSE), usually 4:00 p.m. New York time, as described below. This change also affects the time by which a Fund must receive orders to buy, sell or exchange Fund shares in order to
receive the same day's NAV. This Supplement also discusses when a Fund may fair value a security instead of using market quotations.
The information in this Supplement supersedes any contrary information that may be contained either in the prospectuses to which
this Supplement relates
or in the statements of additional information that correspond to these Funds.  This
Supplement relates to various sections within the prospectus section generally entitled "How to Buy, Sell and Exchange Shares of the Fund."
1. The following modifies the section entitled "How to Buy Shares - Step 3:
Understanding the Price You'll Pay."
A Fund's portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Board that oversees the Fund's operations. A Fund also may use fair value pricing if it determines that a market quotation is
not reliable based, among other things, on events that occur after the quotation
is derived or after the close of the primary market on which the security is traded, but before the time that the Fund's NAV is determined.
In the case of a
Fund that invests in foreign securities, this use of fair value pricing most commonly occurs with securities that are primarily traded outside the U.S., but also may occur with U.S.-traded securities. The fair value of a portfolio security that a Fund uses to determine its NAV may differ from the security's quoted or published price. For purposes of computing a Fund's NAV, we will value the Fund's futures contracts 15 minutes after the close of regular trading
on the NYSE. Except when we fair value securities or as noted below, in the case of a Fund that invests in foreign securities, we normally value each foreign security held by the Fund as of the close of the security's primary market.
We determine each Fund's NAV once each business day at the close of regular trading on the NYSE, usually 4:00 p.m. New York time.  The NYSE is closed on most national holidays and Good Friday. In the case of a Fund that invests in foreign securities, we do not price, and you will not be able to
purchase or redeem, the Fund's shares on days when the NYSE is closed but the primary markets for these securities are open, even though the value of the Fund's foreign securities may have changed. Conversely, a Fund that invests in foreign securities will ordinarily price its shares, and you may purchase and
redeem shares, on days that the NYSE is open but foreign securities markets are closed. We may not determine the Fund's NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund's portfolio do not materially affect its NAV. Most national newspapers report the NAVs of larger mutual funds, allowing investors to check the prices of those funds daily.
2. The following is added to the end of the section entitled "How to Buy
Shares " What Price Will You Pay for Shares of the Fund?"
Unless regular trading on the NYSE closes before 4:00 p.m., your order to purchase must be received by 4:00 p.m. New York time in order to receive that day's NAV. In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following day's NAV if your order to purchase is received after the close of regular trading on the NYSE.
3. The following modifies the section entitled "How to Sell Your Shares."
If your broker holds your shares, your broker must receive your order to sell by 4:00 p.m. New York time to process the sale on that day. In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following day's NAV if your order to sell is received
after the close of regular trading on the NYSE.
4. The following modifies the first paragraph of the section entitled "Telephone Redemptions or Exchanges."
You may redeem or exchange your shares in any amount by calling the Fund at (800) 225-1852 before 4:00 p.m. New York time.  You will receive a redemption or exchange amount based on that day's NAV. In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following day's NAV if your order to sell or exchange is received after the close of regular trading on the NYSE.
5. The following modifies the section entitled "Expedited Redemption
Privilege."
A Fund must receive requests for expedited redemption prior to 4:00
p.m. New York time to receive a redemption amount based on the day's NAV.
In the event that regular trading on the NYSE closes before 4:00 p.m., you will receive the following day's NAV if your order to sell is received after the close
of regular trading on the NYSE.
The information in this Supplement relates to the prospectuses indicated below. Fund Name
Date of
Prospec
tus
Nicholas-Applegate Fund, Inc.
Februar
y 28,
2001
Prudential 20/20 Focus Fund
March
30,
2001
Prudential California Municipal Fund

California Series
Novemb
er 1,
2001
California Income Series
Novemb
er 1,
2001
Prudential Equity Fund, Inc.
March
1, 2001
Prudential Europe Growth Fund, Inc.
June 29,
2001
Prudential Global Total Return Fund,
Inc.
April
30,
2001
Prudential Government Income Fund,
Inc.
April
30,
2001
Prudential High Yield Fund, Inc.
Februar
y 28,
2001
Prudential High Yield Total Return
Fund, Inc.
May 31,
2001
Prudential Index Series Fund

Prudential Stock Index Fund
Novemb
er 29,
2001
Prudential Municipal Bond Fund

Insured Series
June 29,
2001
High Yield Series
June 29,
2001
Prudential Municipal Series Fund

Florida Series
Novemb
er 1,
2001
New Jersey Series
Novemb
er 1,
2001
New York Series
Novemb
er 1,
2001
Pennsylvania Series
Novemb
er 1,
2001
Prudential National Municipals Fund,
Inc.
March
27,
2001
Prudential Natural Resources Fund, Inc.
July 31,
2001
Prudential Real Estate Securities Fund
May 30,
2001
Prudential Sector Funds, Inc.
March
9, 2001
Prudential Financial Services
Fund

Prudential Health Sciences
Fund

Prudential Technology Fund

Prudential Utility Fund

Prudential Short-Term Corporate Bond
Fund, Inc.
March
30,
2001
Prudential Small Company Fund, Inc.
Novemb
er 29,
2001
Prudential Total Return Bond Fund,
Inc.
Februar
y 28,
2001
The Prudential Investment Portfolios,
Inc.

Prudential Active Balanced
Fund
Novemb
er 29,
2001
Prudential Jennison Equity
Opportunity Fund
Novemb
er 29,
2001
Prudential Jennison Growth
Fund
Novemb
er 29,
2001



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MF2001C8